                                                                     EXHIBIT 1.1


                               EL PASO CORPORATION

                                Medium Term Notes

                                 TERMS AGREEMENT


                                 January 8, 2002



Banc of America Securities LLC
NC1-007-07-01
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255

ABN AMRO Incorporated
1325 Avenue of the Americas, 10th Floor
New York, New York 10019

BNP Paribas Securities Corp.
787 Seventh Avenue
New York, NY 10019

Credit Lyonnais Securities (USA) Inc.
1301 Avenue of the Americas
New York, NY 10019

J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017-2070

Ladies and Gentlemen:

         El Paso Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated July 24, 2001, as amended by the First Amendment to Distribution Agreement, dated January 7, 2002, and the Second Amendment to Distribution Agreement, dated January 8, 2002 (the "Distribution Agreement"), between the Company on the one hand and Banc of America Securities LLC, ABN AMRO Incorporated, BNP Paribas Securities Corp., Credit Lyonnais Securities (USA) Inc. and J.P. Morgan Securities Inc. (together, the "Agents") on the other, to issue and sell to the Agents the securities specified in the Schedule hereto (the "Purchased Securities"). Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the



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Agents, as agents of the Company, of offers to purchase the Purchased Securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provision had been set forth in full herein. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the solicitation of offers to purchase securities from the Company, solely by virtue of its execution of this Terms Agreement. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 1 of the Distribution Agreement which makes reference to the Prospectus shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Company agrees to issue and sell to the Agents, and the Agents agree to purchase from the Company the Purchased Securities, at the time and place, in the principal amount and at the purchase price set forth in the Schedule hereto.

         [THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK]



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        If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

                                       EL PASO CORPORATION


                                       By: /s/ John Hopper
                                          --------------------------------------
                                       Name: John Hopper
                                            ------------------------------------
                                       Title: Vice President
                                             -----------------------------------

Accepted:

BANC OF AMERICA SECURITIES LLC

By: /s/ Lily Chang
   -------------------------------
Name: Lily Chang
     -----------------------------
Title: Principal
      ----------------------------


ABN AMRO INCORPORATED

By: /s/ Linda A. Dawson
   -------------------------------
Name: Linda A. Dawson
     -----------------------------
Title: Managing Director
      ----------------------------


BNP PARIBAS SECURITIES CORP.

By: /s/ Christine Smith Howard
   -------------------------------
Name: Christine Smith Howard
     -----------------------------
Title: Authorized Signatory
      ----------------------------


CREDIT LYONNAIS SECURITIES (USA) INC.

By: /s/ David C. Travis
   -------------------------------
Name: David C. Travis
     -----------------------------
Title: Managing Director
      ----------------------------


J.P. MORGAN SECURITIES INC.

By: /s/ Maria Sramek
   -------------------------------
Name: Maria Sramek
     -----------------------------
Title: Vice President
      ----------------------------



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                                                                        Schedule

Title of Purchased Securities:

         7.750% MEDIUM TERM NOTES

Aggregate Principal Amount:

         US $1,100,000,000

Price to the Public:

         99.170%

Agents Discount or Commission:

         0.875%

Method of, and Specified Funds for, Payment of Purchase Price:

         BY WIRE TRANSFER TO A BANK ACCOUNT SPECIFIED BY THE COMPANY IN IMMEDIATELY AVAILABLE FUNDS

Senior Indenture:

         INDENTURE, DATED AS OF MAY 10, 1999, AS AMENDED AND SUPPLEMENTED, BETWEEN THE COMPANY AND JP MORGAN CHASE BANK, AS TRUSTEE

Time of Delivery:

         JANUARY 11, 2002

Closing Location for Delivery of Securities:

         OFFICES OF COUNSEL TO THE AGENTS:
         LOCKE LIDDELL & SAPP LLP
         600 TRAVIS, SUITE 3500
         HOUSTON, TEXAS 77002

Maturity Date:

         JANUARY 15, 2032

Interest Rate:

         7.750%



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Interest Payment Dates:

         JULY 15 AND JANUARY 15, COMMENCING JULY 15, 2002

CUSIP No.:

         28368E AE 6

Documents to be Delivered:

         THE FOLLOWING DOCUMENTS REFERRED TO IN THE DISTRIBUTION AGREEMENT SHALL BE DELIVERED AS A CONDITION TO THE CLOSING:

         (1)      THE OPINION OF COUNSEL TO THE AGENTS REFERRED TO IN SECTION
                  5(b).

         (2)      THE OPINION OF COUNSEL TO THE COMPANY REFERRED TO IN SECTION
                  5(c).

         (3)      THE OFFICERS' CERTIFICATE REFERRED TO IN SECTION 5(d).

         (4)      THE ACCOUNTANTS' LETTER REFERRED TO IN SECTION 5(e).

Other:

         THE NOTES ARE BEING PURCHASED IN THE AMOUNTS INDICATED BY THE UNDERWRITERS LISTED BELOW, INDIVIDUALLY AS PRINCIPAL.

                  BANC OF AMERICA SECURITIES LLC              US $550,000,000
                  ABN AMRO INCORPORATED                       US $137,500,000
                  BNP PARIBAS SECURITIES CORP.                US $137,500,000
                  CREDIT LYONNAIS SECURITIES (USA) INC.       US $137,500,000
                  J.P. MORGAN SECURITIES INC.                 US $137,500,000